102 South Main Street

Greenville, SC 29601

864.421.1068

Date:	July 19, 2007

Release Time:	Immediate

THE SOUTH FINANCIAL GROUP REPORTS SECOND QUARTER 2007 EARNINGS

GREENVILLE, SC – The South Financial Group, Inc. (NASDAQ: TSFG) today reported second quarter 2007 net income of $17.9 million, or $0.24 per diluted share, compared with net income of $29.3 million, or $0.39 per diluted share, for second quarter 2006.

Operating earnings for second quarter 2007 totaled $19.9 million, or $0.27 per diluted share, and include an additional provision for credit losses of $10.5 million pre-tax, or $0.09 after-tax per diluted share, related to a well-publicized western North Carolina real estate development alleged by the North Carolina Attorney General to involve fraud. Operating earnings excluding the additional provision totaled $26.9 million, or $0.36 per diluted share. This compares with operating earnings of $22.6 million, or $0.30 per diluted share, for first quarter 2007 and $29.3 million, or $0.39 per diluted share, for second quarter 2006. Operating earnings for second quarter 2007 exclude a $1.5 million after-tax loss on securities, $364,000 in after-tax severance payments, and a $154,000 after-tax loss on early extinguishment of debt. A reconciliation of net income to operating earnings is provided in the attached financial highlights.

Net income for the first six months of 2007 totaled $38.4 million, or $0.51 per diluted share, compared with $57.2 million, or $0.76 per diluted share, for the same period of 2006. Operating earnings for the first six months of 2007 totaled $42.5 million, or $0.57 per diluted share, compared with $57.0 million, or $0.76 per diluted share, for the same period of 2006.

“We’re very encouraged by the favorable developments we’ve seen this quarter in certain key operating fundamentals, and we don’t want the situation in North Carolina to overshadow the hard work and accomplishments we’ve realized in other areas of the bank,” said Mack I. Whittle, Jr., Chairman, President and Chief Executive Officer of The South Financial Group. “Specifically, operating revenue growth moved from negative to positive with a 2.7% increase for the quarter, or 11% annualized. After declining for the last four quarters, the net interest margin improved 4 basis points, reflecting efforts to improve the balance sheet mix. We controlled our operating noninterest expenses and achieved our planned $20 million annualized reduction of operating noninterest expenses from our 2006 fourth quarter run rate, which provided positive operating leverage and efficiency improvements.

“Average loan growth remained solid at 7% linked-quarter annualized, while core credit quality metrics strengthened. Despite market pressures, we kept customer funding rates in line with the previous quarter. However, customer funding balances declined 1.9% linked-quarter annualized, and we’re working to develop and implement strategic initiatives to build our customer funding base. We are also actively managing our capital position through the repurchase of shares and replacement of callable preferred securities with lower cost capital.”

Revenue

Total revenue, defined as net interest income plus noninterest income, was $125.0 million in second quarter 2007, which included $96.5 million for net interest income and $28.5 million for noninterest income. This compares with total revenue of $122.4 million in first quarter 2007. Total revenue for second quarter 2007 included a $2.2 million net non-operating pre-tax loss on approximately $100 million of securities, predominantly associated with the subsequent partial liquidation and resulting impairment of the corporate bond portfolio, partially offset by gains from the sale of certain community bank equity holdings.

Operating revenue, defined as tax-equivalent net interest income plus operating noninterest income, increased $3.4 million to $128.8 million for the second quarter 2007 from $125.4 million for the first quarter 2007. Second quarter 2007 tax-equivalent net interest income totaled $98.1 million, an increase of $1.9 million from $96.2 million in first quarter 2007, principally from an additional day in the second quarter and net interest margin expansion. Second quarter 2007 operating noninterest income totaled $30.7 million, an increase of $1.5 million from $29.2 million in first quarter 2007. During the quarter, TSFG began presenting its merchant processing income net of direct processing costs. TSFG believes this presentation provides more clarity around its expense base as well as the net operating revenues for its merchant business. As a result, TSFG reclassified merchant processing expense for prior periods, moving it from noninterest expenses to noninterest income where it is deducted from merchant processing income.

Second quarter 2007 average earning assets declined 0.7% linked-quarter annualized to $12.6 billion, as loan growth substantially offset continued planned reductions of investment securities. Second quarter 2007 average loans increased $171.1 million, or 7.0% linked-quarter annualized, from first quarter 2007. Commercial loans led the growth with linked-quarter annualized increases for commercial and industrial loans of 14.9% and commercial real estate loans of 4.2%. Average securities declined $192.6 million during second quarter 2007, due to the non-reinvestment of maturing securities and full-quarter impact of the March 2007 sale of approximately $116 million of available for sale securities.

Second quarter 2007 average customer funding, defined as total deposits less brokered deposits plus customer sweeps, decreased $38.9 million, or 1.9% linked-quarter annualized. Second quarter 2007 average customer deposits, defined as total deposits less brokered deposits, decreased $81.0 million, or 4.1% linked-quarter annualized, due in part to close management of deposit pricing. Second quarter 2007 average customer sweeps for treasury services customers totaled $496.0 million, representing a $42.1 million increase from first quarter 2007. Second quarter 2007 average wholesale borrowings, including brokered deposits and excluding customer sweeps, decreased $9.4 million from first quarter 2007 in connection with the decline in earning assets.

The tax-equivalent net interest margin for second quarter 2007 improved 4 basis points to 3.12% from 3.08% for first quarter 2007. The net interest margin expanded due to a 5 basis point increase in earning asset yields partially offset by a 1 basis point increase in funding costs. The higher yields resulted from continued shifts into loans, which had a second quarter 2007 average tax-equivalent yield of 7.71%, and away from investment securities, which had an average yield of 4.81%. Within total funding, the total cost of customer funding remained unchanged at 3.45% while wholesale borrowing costs (including brokered deposits and excluding customer sweeps) increased 2 basis points.

Operating noninterest income (which excludes non-operating items) increased $1.5 million to $30.7 million for second quarter 2007 from $29.2 million for first quarter 2007. Customer fee income contributed to the increase, up $947,000 as a result of higher NSF/returned check fees, debit card income, treasury services analysis fees, and customer service fees. Wealth management and merchant processing income continued to grow, while mortgage banking income declined relative to the prior quarter. Also, a $1.6 million increase in bank-owned life insurance income from insurance proceeds largely offset a $1.5 million loss on derivative instruments associated with TSFG’s hedging activities, primarily driven by increasing long-term rates.

Noninterest Expenses and Operating Efficiency

Noninterest expenses for second quarter 2007 totaled $81.0 million, compared with $82.3 million for first quarter 2007. Second quarter 2007 noninterest expenses included the following non-operating items: $546,000 pre-tax for severance payments associated with TSFG’s expense reduction initiatives and a $231,000 pre-tax loss on early extinguishment of debt. TSFG’s efficiency ratio totaled 64.8% for second quarter 2007 versus 67.3% for first quarter 2007.

The cash operating efficiency ratio for second quarter 2007 totaled 60.6%, an improvement from 62.7% for first quarter 2007. An increase in total operating revenue, combined with a decrease in cash operating noninterest expenses, led to positive operating leverage for second quarter 2007. In second quarter 2007, TSFG opened two new branch offices (one in North Carolina and one in South Carolina), closed a branch in Florida, and ended the quarter with 171 branch offices.

Cash operating noninterest expenses (which exclude intangible amortization and non-operating items mentioned above) totaled $78.1 million for second quarter 2007, a $507,000 reduction from $78.6 million for first quarter 2007. This decline primarily reflects TSFG’s expense reduction initiative, the goal of which was to reduce annual operating noninterest expenses by approximately $20 million from the fourth quarter 2006 expense run rate. TSFG realized these targeted savings in second quarter 2007 with a decline of $5.0 million from fourth quarter 2006, or $20 million on an annualized basis. Personnel expense declined $1.3 million linked-quarter, largely from the full quarter impact of reductions in staff implemented during the first quarter. The $811,000 increase in professional services was partially due to consulting services associated with the development of strategic initiatives. TSFG maintained most other expense categories essentially in line with the prior quarter.

Effective July 1, 2007, TSFG merged Mercantile Bank into Carolina First Bank. Post-merger, the Florida operations continue to operate under the Mercantile Bank name.

Credit Quality

The provision for credit losses for second quarter 2007 totaled $17.1 million, up $8.1 million from first quarter 2007. This increase included an additional provision of $10.5 million for loans in the previously-disclosed North Carolina development project under investigation by the North Carolina Attorney General. At June 30, 2007, loans held for investment included $18.9 million related to this North Carolina development project, of which $3.1 million was classified as nonperforming. TSFG has provided certain credit quality measures excluding these loans to assist in understanding core credit quality measures and trends. For additional information on these loans, see page 8 of the Quarterly Financial Supplement.

Net loan charge-offs in second quarter 2007 were $5.2 million, including $1.5 million for loans in the North Carolina development project. Annualized second quarter 2007 net loan charge-offs totaled 0.21% of average loans held for investment, compared with 0.29% for the previous quarter and 0.27% for second quarter last year. Excluding the charge-offs for the North Carolina development, annualized second quarter 2007 net loan charge-offs totaled 0.15% of average loans held for investment.

Nonperforming assets totaled $45.6 million, or 0.45% of loans held for investment and foreclosed property, at June 30, 2007, an improvement from $46.8 million, or 0.47%, at March 31, 2007 and $48.0 million, or 0.51%, at June 30, 2006. The allowance for credit losses totaled $126.7 million, or 1.26% of loans held for investment, at June 30, 2007, compared with $114.8 million, or 1.16%, at March 31, 2007 and $110.3 million, or 1.17%, at June 30, 2006. Excluding the $9.0 million allowance for credit losses designated for the North Carolina development and the related loans, the allowance for credit losses totaled $117.7 million, or 1.18%, at June 30, 2007. Second quarter 2007 allowance coverage of nonperforming loans totaled 3.02 times, compared with 2.63 times a quarter earlier and 2.88 times a year earlier.

Capital

Tangible shareholders’ equity at June 30, 2007 totaled $836.7 million, or $11.32 per share, a decrease from $878.0 million, or $11.76 per share, at March 31, 2007 and $791.9 million, or $10.55 per share, at June 30, 2006. TSFG’s tangible equity to tangible assets ratio at June 30, 2007 was 6.22%, down from 6.52% at March 31, 2007 and up from 5.92% at June 30, 2006. The lower tangible equity resulted from an increase in the after-tax unrealized loss on available for sale securities and 1.15 million shares repurchased in the quarter (2.15 million shares year-to-date). TSFG has 1.85 million shares remaining under the December 2006 authorization by the Board of Directors.

During the quarter, TSFG called preferred securities totaling approximately $29 million with an average spread of 310 basis points over LIBOR, realizing a $231,000 pre-tax loss on the early extinguishment of debt. TSFG replaced the preferred securities and stock repurchases with newly-issued trust preferred securities totaling $75 million priced at 142 basis points over LIBOR. TSFG ended the quarter with a tier 1 capital ratio of 10.12%, up from 9.76% at March 31, 2007.

Conference Call / Webcast Information

The South Financial Group will host a conference call on Friday, July 20th at 10:00 a.m. (ET) to discuss second quarter 2007 financial results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. For supplemental financial information, please refer to the Form 8-K filed by TSFG with the Securities and Exchange Commission on July 19th or visit the Investor Relations section of its website under the Quarterly Earnings button. To participate in the conference call or webcast, please follow the instructions listed below.

Conference Call: Please call 1-888-405-5393 or 1-517-645-6236 using the access code “The South.” A 7-day rebroadcast of the call will be available via 1-888-562-6119 or 1-203-369-3186.

Webcast: To gain access to the webcast, which will be “listen-only,” please go to www.thesouthgroup.com under the Investor Relations tab and click on the link “Webcast/The South Financial Group 2nd Quarter Earnings Conference Call.” For those unable to participate during the live webcast, it will be archived on The South Financial Group website until August 3, 2007.

General Information

The South Financial Group is the largest publicly-traded bank holding company headquartered in South Carolina and ranks among the top 50 U.S. commercial bank holding companies in total assets. At June 30, 2007, it had approximately $14.1 billion in total assets and 171 branch offices in Florida, North Carolina, and South Carolina. TSFG focuses on fast-growing banking markets in the Southeast, concentrating its growth in metropolitan statistical areas. TSFG operates Carolina First Bank, which conducts banking operations in North Carolina and South Carolina (as Carolina First Bank), in Florida (as Mercantile Bank), and on the Internet (as Bank CaroLine). At June 30, 2007, approximately 46% of TSFG’s total customer deposits were in South Carolina, 39% were in Florida, and 15% were in North Carolina. Investor information is available at www.thesouthgroup.com.

Explanation of TSFG’s Use of Certain Unaudited Non-GAAP Financial Measures and Forward-Looking Statements

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The attached financial highlights provide reconciliations between GAAP net income and operating earnings (which exclude gains or losses on certain items deemed not to reflect core operations). In addition, TSFG provides data eliminating intangibles and related amortization in order to present data on a “tangible” or “cash operating” basis and in other cases shows earnings and credit-related measures excluding loans in a North Carolina development under investigation. TSFG uses these non-GAAP measures in its analysis of TSFG’s performance and believes presentations of “operating” financial measures provide useful supplemental information, a clearer understanding of TSFG’s performance, and better reflect TSFG’s core operating activities. Management utilizes non-GAAP measures in the calculation of certain of TSFG’s ratios, in particular, to analyze on a consistent basis over time the performance of what it considers to be its core operations. TSFG believes the non-GAAP measures enhance investors’ understanding of TSFG’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP and operating measures. These disclosures should not be considered an alternative to GAAP.

This news release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management in the related conference call) include, but are not limited to, descriptions of management's plans, objectives or goals for future operations, and predictions, forecasts or other statements about future operations. They also include such items as return goals, loan growth, customer deposit growth, expense reduction initiatives, income tax rate, expected financial results for acquisitions, factors that will affect credit quality, including the loans in the North Carolina development under investigation, and the net interest margin, the effectiveness of its hedging strategies, the risks and effects of changes in interest rates, effects of future economic conditions, performance following TSFG’s balance sheet repositioning, and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors – many of which are beyond TSFG’s control -- that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG’s actual results, please refer to TSFG’s filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT:

Mary M. Gentry, EVP – Investor Relations (864) 421-1068

Christopher T. Holmes, EVP – Retail Banking (864) 255-8970

***END***

PAGE 1, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 6/30/07 vs.
	6/30/07	3/31/07	6/30/06	3/31/07	3/31/07 Annualized	6/30/06
EARNINGS SUMMARY
Net interest income (tax-equivalent)	$98,076	$96,179	$104,850	2.0%	7.9%	(6.5)%
Less: tax-equivalent adjustment	1,555	1,641	1,728	(5.2)	(21.0)	(10.0)

Net interest income	96,521	94,538	103,122	2.1	8.4	(6.4)
Provision for credit losses	17,125	9,013	7,487	90.0	361.0	128.7
Noninterest income: (1)
Operating noninterest income (noninterest income, excluding non-operating items)	30,745	29,209	29,218	5.3	21.1	5.2
Gain (loss) on securities	(2,237)	(1,385)	3,601	n/m	n/m	n/m
Loss on sale of indirect auto loans previously HFI	—	—	(3,477)	n/m	n/m	n/m

Non-operating noninterest income (loss)	(2,237)	(1,385)	124	n/m	n/m	n/m

Total noninterest income	28,508	27,824	29,342	2.5	9.9	(2.8)

Noninterest expenses: (1)
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	80,199	80,571	80,381	(0.5)	(1.9)	(0.2)
Employment contract buyouts and severance	546	1,760	—	n/m	n/m	n/m
Loss on early extinguishment of debt	231	—	—	n/m	n/m	n/m

Non-operating noninterest expenses	777	1,760	—	n/m	n/m	n/m

Total noninterest expenses	80,976	82,331	80,381	(1.6)	(6.6)	0.7

Income before income taxes	26,928	31,018	44,596	(13.2)	(52.9)	(39.6)
Income tax expense	8,998	10,500	15,253	(14.3)	(57.4)	(41.0)

Net income	$17,930	$20,518	$29,343	(12.6)%	(50.6)%	(38.9)%

Earnings:
Operating earnings	$19,936	$22,598	$29,261	(11.8)%	(47.2)%	(31.9)%
Cash operating earnings	21,358	23,922	30,714	(10.7)	(43.0)	(30.5)
Per share data:
Net income, basic	$0.24	$0.27	$0.39	(11.1)%	(44.6)%	(38.5)%
Net income, diluted	0.24	0.27	0.39	(11.1)	(44.6)	(38.5)
Operating earnings, diluted (2)	0.27	0.30	0.39	(10.0)	(40.1)	(30.8)
Cash operating earnings, diluted	0.29	0.32	0.41	(9.4)	(37.6)	(29.3)
Cash dividends declared per common share	0.18	0.18	0.17	—	—	5.9
Average shares outstanding:
Basic	74,050,115	74,736,832	74,864,648	(0.9)%	(3.7)%	(1.1)%
Diluted	74,397,091	75,244,968	75,504,683	(1.1)	(4.5)	(1.5)
PERFORMANCE RATIOS:
Total revenue: (1)(3)
GAAP	$125,029	$122,362	$132,464	2.2%	8.7%	(5.6)%
Operating (4)	128,821	125,388	134,068	2.7	11.0	(3.9)
Return on average assets:
GAAP earnings	0.51%	0.59%	0.82%
Operating earnings (2)	0.57	0.65	0.82
Cash operating earnings on average tangible assets	0.64	0.72	0.90
Return on average equity:
GAAP earnings	4.65	5.36	7.97
Operating earnings (2)	5.17	5.91	7.95
Cash operating earnings on average tangible equity	9.92	11.19	15.68
Net interest margin (tax-equivalent)	3.12	3.08	3.27
Efficiency ratios: (1)(5)
GAAP	64.77	67.28	60.68
Cash operating (4)	60.60	62.66	58.31

(1)	In second quarter 2007, TSFG began presenting its merchant income net of direct processing costs. Amounts presented for prior periods have been reclassified to conform to the current presentation. See footnote 1 on page 6 for amounts reclassified.

(2)	Excluding the $10.5 million pre-tax additional provision for credit losses ($7.0 million after-tax), or $0.09 per diluted share, related to the loans in the NC development under investigation, second quarter 2007 operating earnings totaled $0.36 per share, operating return on average assets totaled 0.77% and operating return on average equity totaled 6.98%.

(3)	The sum of net interest income and noninterest income.
(4)	Total revenue and the cash efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(5)	Calculated as noninterest expenses divided by the sum of net interest income and noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 2, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

	Six Months Ended
	6/30/07	6/30/06	% Change
EARNINGS SUMMARY
Net interest income (tax-equivalent)	$194,255	$209,563	(7.3)%
Less: tax-equivalent adjustment	3,196	3,529	(9.4)

Net interest income	191,059	206,034	(7.3)
Provision for credit losses	26,138	17,398	50.2
Noninterest income: (1)
Operating noninterest income (noninterest income, excluding non-operating items)	59,954	55,698	7.6
Gain (loss) on securities	(3,622)	4,276	n/m
Loss on sale of indirect auto loans previously HFI	—	(3,477)	n/m

Non-operating noninterest income (loss)	(3,622)	799	n/m

Total noninterest income	56,332	56,497	(0.3)

Noninterest expenses: (1)
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	160,770	157,452	2.1
Employment contract buyouts and severance	2,306	598	n/m
Loss on early extinguishment of debt	231	—	n/m

Non-operating noninterest expenses	2,537	598	n/m

Total noninterest expenses	163,307	158,050	3.3

Income before income taxes	57,946	87,083	(33.5)
Income tax expense	19,498	29,933	(34.9)

Net income	$38,448	$57,150	(32.7)%

Earnings:
Operating earnings	$42,534	$57,018	(25.4)%
Cash operating earnings	45,280	59,915	(24.4)
Per share data:
Net income, basic	$0.52	$0.76	(31.6)%
Net income, diluted	0.51	0.76	(32.9)
Operating earnings, diluted	0.57	0.76	(25.0)
Cash operating earnings, diluted	0.61	0.79	(22.8)
Cash dividends declared per common share	0.36	0.34	5.9
Average shares outstanding:
Basic	74,390,456	74,775,416	(0.5)%
Diluted	74,814,921	75,422,439	(0.8)

PERFORMANCE RATIOS:
Total revenue: (1)(2)
GAAP	$247,391	$262,531	(5.8)%
Operating (3)	254,209	265,261	(4.2)
Return on average assets:
GAAP earnings	0.55%	0.80%
Operating earnings	0.61	0.80
Cash operating earnings on average tangible assets	0.68	0.88
Return on average equity:
GAAP earnings	5.01	7.78
Operating earnings	5.54	7.76
Cash operating earnings on average tangible equity	10.55	15.27
Net interest margin (tax-equivalent)	3.10	3.29
Efficiency ratios: (1)(4)
GAAP	66.01	60.20
Cash operating (3)	61.62	57.69

(1)	In second quarter 2007, TSFG began presenting its merchant income net of direct processing costs. Amounts for prior periods have been reclassified to conform to the current presentation. See footnote 1 on page 6 for amounts reclassified.

(2)	The sum of net interest income and noninterest income.
(3)	Total revenue and the cash efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(4)	Calculated as noninterest expenses divided by the sum of net interest income and noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 3, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

				% Change 6/30/07 vs.
	6/30/07	3/31/07	6/30/06	3/31/07	3/31/07 Annualized	6/30/06
BALANCE SHEET DATA (Averages - Three Months Ended)
Total assets	$14,093,079	$14,148,054	$14,344,435	(0.4)%	(1.6)%	(1.8)%
Intangible assets	(682,584)	(684,626)	(690,375)	(0.3)	(1.2)	(1.1)

Tangible assets	13,410,495	13,463,428	13,654,060	(0.4)	(1.6)	(1.8)

Loans	9,984,137	9,813,010	9,711,641	1.7	7.0	2.8
Securities (1)	2,606,135	2,798,700	3,092,328	(6.9)	(27.6)	(15.7)
Total earning assets	12,596,648	12,620,041	12,868,288	(0.2)	(0.7)	(2.1)
Noninterest-bearing deposits	1,225,075	1,230,320	1,446,115	(0.4)	(1.7)	(15.3)
Core deposits (2)	4,876,604	4,974,270	5,054,809	(2.0)	(7.9)	(3.5)
Total deposits	9,829,552	9,638,989	9,105,515	2.0	7.9	8.0
Customer funding (3)	8,282,918	8,321,836	8,010,666	(0.5)	(1.9)	3.4
Wholesale borrowings (4)	4,031,773	4,041,201	4,661,536	(0.2)	(0.9)	(13.5)
Total funding	12,314,691	12,363,037	12,672,202	(0.4)	(1.6)	(2.8)

Shareholders' equity	1,546,392	1,551,769	1,476,234	(0.3)	(1.4)	4.8
Intangible assets	(682,584)	(684,626)	(690,375)	(0.3)	(1.2)	(1.1)

Tangible equity	863,808	867,143	785,859	(0.4)	(1.5)	9.9

Loans/total earning assets	79.3%	77.8%	75.5%
Securities/total assets	18.5	19.8	21.6
Customer funding/total funding	67.3	67.3	63.2
Wholesale borrowings/total assets	28.6	28.6	32.5
Loans/customer funding	120.5	117.9	121.2

BALANCE SHEET DATA (Averages - Year to Date)
Total assets	$14,119,394	$14,148,054	$14,355,783			(1.6)%
Intangible assets	(683,600)	(684,626)	(690,816)			(1.0)

Tangible assets	13,435,794	13,463,428	13,664,967			(1.7)

Loans	9,899,046	9,813,010	9,671,331			2.4
Securities (1)	2,701,886	2,798,700	3,139,564			(13.9)
Total earning assets	12,608,280	12,620,041	12,853,927			(1.9)

Noninterest-bearing deposits	1,227,683	1,230,320	1,437,178			(14.6)
Core deposits (2)	4,925,167	4,974,270	5,016,963			(1.8)
Total deposits	9,734,797	9,638,989	9,117,930			6.8
Customer funding (3)	8,302,270	8,321,836	8,033,794			3.3
Wholesale borrowings (4)	4,036,461	4,041,201	4,653,609			(13.3)
Total funding	12,338,731	12,363,037	12,687,403			(2.7)

Shareholders' equity	1,549,066	1,551,769	1,482,083			4.5
Intangible assets	(683,600)	(684,626)	(690,816)			(1.0)

Tangible equity	865,466	867,143	791,267			9.4

Loans/total earning assets	78.5%	77.8%	75.2%
Securities/total assets	19.1	19.8	21.9
Customer funding/total funding	67.3	67.3	63.3
Wholesale borrowings/total assets	28.6	28.6	32.4
Loans/customer funding	119.2	117.9	120.4

(1)	The average balances for investment securities exclude the unrealized loss recorded for available for sale securities.
(2)	Core deposits include noninterest-bearing, interest-bearing checking, money market accounts, and savings accounts.
(3)	Customer funding includes total deposits less brokered deposits plus customer sweeps.
(4)	Wholesale borrowings include borrowings less customer sweeps plus brokered deposits.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 4, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

				% Change 6/30/07 vs.
	6/30/07	3/31/07	6/30/06	3/31/07	3/31/07 Annualized	6/30/06
BALANCE SHEET DATA (Period End)
Loans held for investment	$10,029,228	$9,898,134	$9,439,445	1.3%	5.3%	6.2%
Allowance for loan losses	(125,545)	(113,736)	(108,995)	10.4	41.6	15.2
Allowance for credit losses	(126,721)	(114,822)	(110,320)	10.4	41.6	14.9
Securities	2,475,233	2,592,264	2,914,799	(4.5)	(18.1)	(15.1)
Intangible assets	681,483	683,611	689,690	(0.3)	(1.2)	(1.2)
Total assets	14,139,675	14,158,147	14,077,083	(0.1)	(0.5)	0.4
Noninterest-bearing deposits	1,244,834	1,286,800	1,465,811	(3.3)	(13.1)	(15.1)
Core deposits	4,845,198	5,044,039	5,202,623	(3.9)	(15.8)	(6.9)
Total deposits	10,085,806	9,951,208	9,240,319	1.4	5.4	9.1
Customer funding (1)	8,348,935	8,453,417	8,184,514	(1.2)	(5.0)	2.0
Wholesale borrowings (2)	4,026,769	3,914,614	4,161,167	2.9	11.5	(3.2)
Total funding	12,375,704	12,368,031	12,345,681	0.1	0.2	0.2
Shareholders’ equity	1,518,187	1,561,610	1,481,577	(2.8)	(11.2)	2.5

CAPITAL RATIOS
Tier 1 risk-based capital	10.12%	9.76%	9.93%
Total risk-based capital	11.56	11.31	11.50
Leverage ratio	8.73	8.28	8.18
Tangible equity to tangible assets	6.22	6.52	5.92

SHARE DATA
Shares outstanding	73,925,613	74,673,419	75,033,866	(1.0)%	(4.0)%	(1.5)%
Book value per common share	$20.54	$20.91	$19.75	(1.8)	(7.1)	4.0
Tangible book value per common share	11.32	11.76	10.55	(3.7)	(15.0)	7.3
Market price per share of common stock	22.64	24.72	26.41	(8.4)	(33.7)	(14.3)
Market capitalization	1,673,676	1,845,927	1,981,644	(9.3)	(37.4)	(15.5)

OPERATIONS DATA
Branch offices	171	170	169	0.6%	2.4%	1.2%
ATMs	179	173	169	3.5	13.9	5.9
Employees (full-time equivalent)	2,467	2,516	2,581	(1.9)	(7.8)	(4.4)

(1)	Customer funding includes total deposits less brokered deposits plus customer sweeps.
(2)	Wholesale borrowings include borrowings less customer sweeps plus brokered deposits.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 5, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

							% Change 6/30/07 vs.
	6/30/07		3/31/07		6/30/06		3/31/07	3/31/07 Annualized	6/30/06
CREDIT QUALITY
Loans held for investment	$10,029,228		$9,898,134		$9,439,445		1.3%	5.3%	6.2%
Allowance for loan losses	(125,545)		(113,736)		(108,995)		10.4	41.6	15.2
Allowance for credit losses	(126,721)		(114,822)		(110,320)		10.4	41.6	14.9

Nonperforming loans (1)	$41,527		$43,222		$37,782		(3.9)%		9.9%
Foreclosed property (other real estate owned
and personal property repossessions)	4,028		3,572		10,187		12.8		(60.5)

Nonperforming assets	$45,555		$46,794		$47,969		(2.6)%		(5.0)%

Nonperforming loans as a % of loans held for
investment	0.41%		0.44%		0.40%
Nonperforming assets as a % of loans held for investment and foreclosed property	0.45		0.47		0.51
Allowance for loan losses as a % of loans HFI	1.25		1.15		1.15
Allowance for credit losses as a % of loans HFI	1.26		1.16		1.17
Allowance for loan losses to nonperforming loans	3.02	x	2.63	x	2.88	x
Loans past due 90 days or more (mortgage and consumer with interest accruing)	$2,503		$193		$2,849				(12.1)%
Average loans held for investment:
Three months ended	9,947,636		9,783,328		9,664,441
Year to date	9,865,936		9,783,328		9,635,658
Net loan charge-offs:
Three months ended	5,226		6,879		6,532		(24.0)%		(20.0)%
Year to date	12,105		6,879		13,339				(9.3)
Net loan charge-offs as a % of average loans
held for investment (annualized):
Three months ended	0.21%		0.29%		0.27%
Year to date	0.25		0.29		0.28

CREDIT QUALITY - Excluding the Loans in the NC Development under Investigation (2)
Loans held for investment	$10,010,299
Allowance for loan losses	(116,545)
Allowance for credit losses	(117,721)

Nonperforming loans (1)	$38,428
Foreclosed property (other real estate owned and personal property repossessions)	4,028

Nonperforming assets	$42,456

Nonperforming loans as a % of loans held for investment	0.38%
Nonperforming assets as a % of loans held for investment and foreclosed property	0.42
Allowance for loan losses as a % of loans HFI	1.16
Allowance for credit losses as a % of loans HFI	1.18
Allowance for loan losses to nonperforming loans	3.03	x
Loans past due 90 days or more (mortgage and consumer with interest accruing)	$2,503
Net loan charge-offs:
Three months ended	3,726
Year to date	10,605
Net loan charge-offs as a % of average loans held for investment (annualized):
Three months ended	0.15%
Year to date	0.22

(1)	At June 30, 2007, March 31, 2007, and June 30, 2006, nonperforming loans included $1.9 million, $1.9 million, and $743,000, respectively, in restructured loans.

(2)	These non-GAAP measures exclude loans held for investment of $18.9 million, charge-offs of $1.5 million, allowance of $9.0 million, and nonperforming assets of $3.1 million related to the loans in the NC development under investigation at and for the quarter ended June 30, 2007. See page 8 of the Quarterly Financial Data Supplement for additional details on these loans.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 6, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 6/30/07 vs.
	6/30/07	3/31/07	6/30/06	3/31/07	3/31/07 Annualized	6/30/06
NONINTEREST INCOME
Customer fee income	$15,028	$14,081	$14,761	6.7%	27.0%	1.8%
Wealth management income	7,752	7,591	7,482	2.1	8.5	3.6
Mortgage banking income	1,877	2,069	2,078	(9.3)	(37.2)	(9.7)
Bank-owned life insurance	4,454	2,851	2,969	56.2	225.5	50.0
Merchant processing income, net (1)	771	735	640	4.9	19.6	20.5
Gain (loss) on certain derivative activities	(1,497)	97	(245)	n/m	n/m	n/m
Loss on indirect auto loans	—	—	(985)	n/m	n/m	n/m
Other	2,360	1,785	2,518	32.2	129.2	(6.3)

Operating noninterest income (noninterest
income, excluding non-operating items)	30,745	29,209	29,218	5.3	21.1	5.2
Non-operating noninterest income (loss)	(2,237)	(1,385)	124	n/m	n/m	n/m

Total noninterest income	$28,508	$27,824	$29,342	2.5%	9.9%	(2.8)%

NONINTEREST EXPENSES
Personnel expense	$43,503	$44,831	$42,308	(3.0)%	(11.9)%	2.8%
Occupancy	8,545	8,608	7,684	(0.7)	(2.9)	11.2
Furniture and equipment	6,486	6,462	6,468	0.4	1.5	0.3
Professional services	4,914	4,103	5,497	19.8	79.3	(10.6)
Advertising and business development	1,973	1,931	2,187	2.2	8.7	(9.8)
Telecommunications	1,418	1,393	1,421	1.8	7.2	(0.2)
Amortization of intangibles	2,136	2,001	2,208	6.7	27.1	(3.3)
Other	11,224	11,242	12,608	(0.2)	(0.6)	(11.0)

Operating noninterest expenses (noninterest
expenses, excluding non-operating items)	80,199	80,571	80,381	(0.5)	(1.9)	(0.2)
Non-operating noninterest expenses	777	1,760	—	n/m	n/m	n/m

Total noninterest expenses	$80,976	$82,331	$80,381	(1.6)%	(6.6)%	0.7%

	Six Months Ended
	6/30/07	6/30/06	% Change
NONINTEREST INCOME
Customer fee income	$29,109	$28,979	0.4%
Wealth management income	15,343	14,606	5.0
Mortgage banking income	3,946	3,962	(0.4)
Bank-owned life insurance	7,305	5,788	26.2
Merchant processing income, net (1)	1,506	1,161	29.7
Gain (loss) on certain derivative activities	(1,400)	(1,370)	n/m
Loss on indirect auto loans	—	(985)	n/m
Other	4,145	3,557	16.5

Operating noninterest income (noninterest income,
excluding non-operating items)	59,954	55,698	7.6
Non-operating noninterest income (loss)	(3,622)	799	n/m

Total noninterest income	$56,332	$56,497	(0.3)%

NONINTEREST EXPENSES
Personnel expense	$88,334	$82,793	6.7%
Occupancy	17,153	14,997	14.4
Furniture and equipment	12,948	12,420	4.3
Professional services	9,017	11,276	(20.0)
Advertising and business development	3,904	4,693	(16.8)
Telecommunications	2,811	2,839	(1.0)
Amortization of intangibles	4,137	4,415	(6.3)
Other	22,466	24,019	(6.5)

Operating noninterest expenses (noninterest
expenses, excluding non-operating items)	160,770	157,452	2.1
Non-operating noninterest expenses	2,537	598	n/m

Total noninterest expenses	$163,307	$158,050	3.3%

(1)	In second quarter 2007, TSFG began presenting its merchant income net of direct processing costs. Direct merchant processing costs totaled (in thousands) $3,930 for second quarter 2007, $3,020 for first quarter 2007, and $2,678 for second quarter 2006. For the six months ended June 30, 2007 and 2006, direct merchant processing costs totaled (in thousands) $6,950 and $4,843, respectively. Amounts presented for prior periods have been reclassified to conform to the current presentation.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 7, FINANCIAL HIGHLIGHTS THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES (dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 6/30/07 vs.
	6/30/07	3/31/07	6/30/06	3/31/07	3/31/07 Annualized	6/30/06
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP) (1)	$17,930	$20,518	$29,343	(12.6)%	(50.6)%	(38.9)%
Add: Income tax expense	8,998	10,500	15,253

Income before income taxes	26,928	31,018	44,596	(13.2)	(52.9)	(39.6)
Non-operating items:
(Gain) loss on securities	2,237	1,385	(3,601)
Loss on sale of indirect auto loans previously HFI	—	—	3,477
Employment contract buyouts and severance	546	1,760	—
Loss on early extinguishment of debt	231	—	—

PRE-TAX OPERATING EARNINGS (income before taxes,
excluding non-operating items)	29,942	34,163	44,472	(12.4)	(49.6)	(32.7)
Related income taxes	10,006	11,565	15,211

OPERATING EARNINGS (net income, excluding
non-operating items) (1)	19,936	22,598	29,261	(11.8)	(47.2)	(31.9)
Add: Amortization of intangibles, net of income tax	1,422	1,324	1,453

CASH OPERATING EARNINGS (net income, excluding
non-operating items and amortization of intangibles)(1)	$21,358	$23,922	$30,714	(10.7)%	(43.0)%	(30.5)%

	Six Months Ended
	6/30/07	6/30/06	% Change
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP)	$38,448	$57,150	(32.7)%
Add: Income tax expense	19,498	29,933

Income before income taxes	57,946	87,083	(33.5)
Non-operating items:
(Gain) loss on securities	3,622	(4,276)
Loss on sale of indirect auto loans previously HFI	—	3,477
Employment contract buyouts and severance	2,306	598
Loss on early extinguishment of debt	231	—

PRE-TAX OPERATING EARNINGS (income before taxes,
excluding non-operating items)	64,105	86,882	(26.2)
Related income taxes	21,571	29,864

OPERATING EARNINGS (net income, excluding
non-operating items)	42,534	57,018	(25.4)
Add: Amortization of intangibles, net of income tax	2,746	2,897

CASH OPERATING EARNINGS (net income, excluding
non-operating items and amortization of intangibles)	$45,280	$59,915	(24.4)%

(1)	Net income and operating earnings for second quarter 2007 included a $10.5 million pre-tax additional provision for credit losses ($7.0 million after-tax), or $0.09 per diluted share, related to the loans in the NC development under investigation.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.